                                 Exhibit 99(a)

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS

                                                                          1998           1997
                                                                       -----------    -----------
Current assets:
    Cash and cash equivalents                                          $   237,717    $     4,141
    Investments - available-for-sale, at market value                      922,990        635,743
    Premiums receivable, net                                               110,254        275,646
    Other receivables                                                       36,540         42,517
    Prepaid expenses and other current assets                                9,746         10,097
    Refundable income taxes                                                   --          120,439
    Deferred income taxes                                                   43,385         38,092
                                                                       -----------    -----------
        Total current assets                                             1,360,632      1,126,675

Property and equipment, at cost, net of accumulated depreciation and
    amortization of $160,431 in 1998 and $125,926 in 1997                  112,941        147,093
Deferred income taxes                                                       94,182         86,406
Restricted investments - held-to-maturity, at amortized cost                44,798           --
Other noncurrent assets                                                     25,197         29,927
                                                                       -----------    -----------
        Total assets                                                   $ 1,637,750    $ 1,390,101
                                                                       ===========    ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                              $   850,197    $   762,959
    Trade accounts payable and accrued expenses                            176,833        144,264
    Unearned premiums                                                      105,993        124,603
    Current portion of capital lease obligations                            15,938           --
    Deferred income taxes                                                    2,228          9,059
                                                                       -----------    -----------
        Total current liabilities                                        1,151,189      1,040,885

Long-term debt                                                             350,000           --
Obligations under capital leases                                            18,850           --
Redeemable preferred stock                                                 298,816           --

Shareholder's equity (deficit):
    Preferred stock, $.01 par value, authorized 2,000,000 shares              --             --
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 80,515,872 in 1998
      and 79,474,439 in 1997                                                   805            795
    Additional paid-in capital                                             506,243        437,653
    Accumulated deficit                                                   (692,290)       (95,498)
    Accumulated other comprehensive earnings                                 4,137          6,266
                                                                       -----------    -----------
        Total liabilities and shareholders' equity (deficit)           $ 1,637,750    $ 1,390,101
                                                                       ===========    ===========


                                       5